RECORDING REQUESTED BY AND WHEN RECORDED MAIL DOCUMENT TO: Porter Hedges LLP 1000 Main Street, 36th Floor Houston, TX 77002 Attn: Ephraim del Pozo
Space Above This Line for Recorder's Use Only

MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING,

FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION and Revenue

FROM

AMERICAN EAGLE ENERGY CORPORATION

and

AMZG, INC.

 (Mortgagor(s) and Debtor(s))

TO

MACQUARIE BANK LIMITED

(Mortgagee and Secured Party)

For purposes of filing this instrument as a financing statement, the mailing address of Each Mortgagor/Debtor is 2549 West Main Street, Suite 202, Littleton, Colorado 80120. the mailing address of Mortgagee/Secured Party is LEVEL 1, 1 MARTIN PLACE, ENERGY MARKETS DIVISION, SYDNEY, NEW SOUTH WALES, 2000 AUSTRALIA.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, AND COVERS FUTURE ADVANCES AND PROCEEDS. INTERESTS IN OIL, GAS, MINERALS AND OTHER AS-EXTRACTED COLLATERAL OR IN ACCOUNTS RESULTING FROM THE SALE THEREOF, WHICH ARE INCLUDED IN THE MORTGAGED PROPERTY, WILL BE FINANCED AT WELLHEADS LOCATED ON THE OIL AND GAS LEASES OR LANDS DESCRIBED IN EXHIBIT A-1 HERETO.

PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY MAY BE OR MAY IN THE FUTURE BE AFFIXED TO THE LANDS OR LANDS ASSOCIATED WITH PIPELINES DESCRIBED IN EXHIBIT A-1 AND EXHIBIT A-2 HERETO.

THIS INSTRUMENT IS, AMONG OTHER THINGS, A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE COVERING AS-EXTRACTED COLLATERAL THAT IS RELATED TO, AND GOODS WHICH ARE, OR ARE TO BECOME FIXTURES ON, THE REAL PROPERTY HEREIN DESCRIBED. A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT. MORTGAGORS HAVE AN INTEREST OF RECORD IN THE LANDS CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A-1 AND EXHIBIT A-2 HERETO.

THIS FINANCING STATEMENT IS TO BE FILED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

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This instrument was prepared by Ephraim del Pozo, PORTER HEDGES LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002.

ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to, among other things, lands and oil and gas interests of Mortgagors which are described, referred to, or referred to in the documents described in Exhibit A-1 and Exhibit A-2 hereto.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

PORTER HEDGES LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn: Ephraim del Pozo

MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING,

FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION and revenue

(THIS INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS)

Article I

GRANT OF LIENS AND SECURITY INTERESTS

KNOW ALL MEN BY THESE PRESENTS: That the undersigned AMERICAN EAGLE ENERGY CORPORATION, a Nevada corporation (“AEEC”), and AMZG, Inc., a Nevada corporation (“AMZG”; together with AEEC, each a “Mortgagor” and collectively, “Mortgagors”), in each case, whose mailing address is 2549 West Main Street, Suite 202, Littleton, Colorado 80120, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt and trust hereinafter mentioned, effective as of December 27, 2012 (the “Effective Date”), has granted, bargained, sold, conveyed, mortgaged, pledged, transferred, assigned, and set over and by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, PLEDGE, TRANSFER, ASSIGN AND SET OVER to MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia, whose address is Level 1, 1 Martin Place, Energy Markets Division, Sydney, New South Wales, 2000 Australia (“Mortgagee”), the following property, whether real, personal or mixed, whether now owned or hereafter acquired under law or in equity (collectively, the “Mortgaged Property”); the inclusion of certain specific types and items of property and interests in one or more of the following Paragraphs are not intended in any way to limit the effect of the more general descriptions:

A.           All of each Mortgagor’s rights, titles, interests and estates, now owned or hereafter acquired by such Mortgagor, in and to those certain oil, gas and mineral leases, mineral interests, mineral servitudes, royalty interests, overriding royalty interests, production payments, net profits interests, fee interests, carried interests, reversionary interests and all other rights, titles, interests or estates including, without limitation, such of the foregoing described on Exhibit A-1 attached hereto and made a part hereof or in, on or under any lands described or referred to on Exhibit A-1 (the “Lands”), whether such rights, titles, interests or estates or such Lands are correctly described therein or not (all of which rights, titles, interests and estates described in this Paragraph A are hereinafter included within the term “Subject Interests”). The term “oil, gas and mineral leases,” as used in this instrument and in Exhibit A-1 includes, in addition to oil, gas and mineral leases, oil and gas leases, oil, gas and sulphur leases, other mineral leases, co-lessor’s agreements and extensions, amendments, ratifications and subleases of all or any of the foregoing, all as may be appropriate and are hereinafter referred to, collectively, as the “Oil and Gas Leases.”

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B.           All of each Mortgagor’s rights, titles, interests and estates, now owned or hereafter acquired by such Mortgagor, in and to drilling, spacing, proration or production units, as created by the terms of any unitization, communitization and pooling agreements and orders, and all properties, property rights and estates created thereby which include, belong or appertain to the Subject Interests, including, without limitation, all such units formed voluntarily or under or pursuant to any Law relating to any of the Subject Interests (collectively, “Units”). As used herein, the term “Law” means any current or future law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement enacted, promulgated, adopted or imposed by any Tribunal, and the term “Tribunal” means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

C.           All crude oil and natural gas, including all As-extracted collateral (as defined in the Uniform Commercial Code as enacted, amended and in effect in the State of North Dakota (the “UCC”)), all casinghead gas, drip gasoline, natural gasoline, distillate, all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith, all products, by-products and all other substances derived therefrom or the processing thereof, and all other similar minerals, now owned or hereafter acquired by each Mortgagor, now or hereafter accruing to, attributable to or produced from the Subject Interests and the Units or to which such Mortgagor now or hereafter may be entitled as a result or by virtue of such Mortgagor’s ownership of the Subject Interests (collectively, “Hydrocarbons”).

D.           All sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value (whether similar to the foregoing or not), and the products and proceeds therefrom now owned or hereafter acquired by each Mortgagor, including, without limitation, all gas resulting from the in situ combustion of coal or lignite now or hereafter accruing to, attributable to or produced from the Subject Interests and the Units or to which such Mortgagor now or hereafter may be entitled as a result of or by virtue of such Mortgagor’s ownership of the Subject Interests (collectively, “Other Minerals”).

E.           All rights, titles, interests and estates now owned or hereafter acquired by each Mortgagor in and to oil and gas wells, salt water disposal wells, injection wells, water supply wells (collectively, “Wells”), including, without limitation, such of the foregoing described on Exhibit A-1 attached hereto and made a part hereof, and all rigs, improvements, fixtures, machinery and other equipment, inventory and articles of personal property of any kind or character (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a Well or for other similar temporary uses), in each case appurtenant to, or used or held for use in connection with the production of Hydrocarbons or Other Minerals from the Subject Interests and Units, and any of the foregoing, wherever located, now owned or hereafter acquired by such Mortgagor, including, without limitation, connection apparatus and flow lines from Wells to tanks, Wells, pipelines, gathering lines, trunk lines, lateral lines, flow lines, compressor, dehydration and pumping equipment, pumping plants, gas plants, processing plants, pumps, dehydration units, separators, heater treaters, valves, gauges, meters, derricks, rig substructures, buildings, tanks, reservoirs, tubing, rods, liquid extractors, engines, boilers, tools, appliances, cables, wires, tubular goods, machinery, supplies and any and all other equipment, inventory and articles of personal property of any kind or character whatsoever appurtenant to, or used or held for use in connection with the production of Hydrocarbons or Other Minerals from the Subject Interests, or now or hereafter located on any of the Lands encumbered by or pooled with any of the Subject Interests or Units, or used on or about the Lands in connection with the operations thereon, together with all improvements or products of, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and substitutes and replacements for, all or any part of the foregoing (all of the types or items of property and interests described in this Paragraph E, excluding any of the foregoing that constitutes fixtures, are hereinafter collectively referred to as the “Personal Property”).

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F.           All rights, titles, interests and estates now owned or hereafter acquired by each Mortgagor (including, without limitation, all rights to receive payments) under or by virtue of all easements, permits, licenses, rights-of-way, surface leases, surface use agreements, franchises, servitudes, division orders, transfer orders and other agreements relating or pertaining to purchasing, exchanging, exploring for, developing, operating, treating, processing, storing, marketing or transporting Hydrocarbons or Other Minerals now or hereafter found in, on or under, or produced from, any of the Subject Interests, or under or by virtue of any contract relating in any way to all or any part of the Mortgaged Property otherwise described herein, including, without limitation, the Basic Documents (as defined in the ISDA), farmout contracts, farmin contracts, participation agreements, operating or joint operating agreements, trade letter agreements and all agreements creating rights-of-way for ingress and egress to and from the Subject Interests and Units (all of such rights, titles, interests and estates referred to or described in this Paragraph F are hereinafter collectively referred to as the “Subject Contracts”), and all rights, titles and interests in and to all surface fees and fee estates described in Exhibit A-1, compressor sites, settling ponds, equipment or pipe yards, office sites, office buildings and all property and fixtures affixed thereon, whether such surface fees, fee estates, compressor sites, settling ponds, equipment or pipe yards, office sites or office buildings are fee simple estates, leasehold estates or otherwise, together with all rights, titles and estates now owned or hereafter acquired by such Mortgagor under or in connection with such interest.

G.           All accounts (including, but not limited to, all open accounts receivable and accounts receivable arising under or pursuant to any joint operating agreements, division orders, purchase and/or sale agreements or other agreements, documents or instruments relating to any of the Subject Interests), general intangibles (including, without limitation, rights to proceeds under swap and hedge agreements; and including without limitation all seismic data, geological and geophysical data and interpretations) of any of the foregoing, chattel paper, documents, instruments, cash and noncash proceeds and other rights, now owned or hereafter acquired by each Mortgagor, arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against manufacturers of, or claims against any other person or entity with respect to, all or any part of the Mortgaged Property described in this Paragraph G or otherwise (all of which types and items of property and interests described in this Paragraph G are hereinafter collectively referred to as the “Accounts”).

H.           All tenements, hereditaments, appurtenances, profits and properties in anyway appertaining, belonging, affixed or incidental to, or used or useful in connection with, all or any part of the property and interests described in Paragraphs A, B, C, D, E, F, and G preceding now owned or hereafter acquired by each Mortgagor, including, without limitation, all reversions, remainders, carried interests, tolls, rents, revenues, issues, proceeds, earnings, income, products, profits, deposits, easements, permits, licenses, servitudes, surface leases, rights-of-way and franchises relating to all or any part of the property and interests described in Paragraphs A, B, C, D, E, F, and G preceding.

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I.           All other interests of every kind and character which each Mortgagor now has or at any time hereafter acquires in and to the types and items of property and interests described in Paragraphs A, B, C, D, E, F, G and H insofar as such interests relate to the Lands, the Oil and Gas Leases, the Subject Interests, the Wells, the Hydrocarbons, the Other Minerals, the Subject Contracts and all property which is used or useful in connection with the Mortgaged Property and the proceeds and products of all of the foregoing, whether now owned or hereafter acquired.

J.           To further secure the full and complete payment and performance of the Secured Indebtedness (defined below), each Mortgagor, as debtor, hereby grants to Mortgagee and Mortgagee’s successors in title and assigns, as secured party, a first and prior security interest in and to the following types and items of property and interests now owned or hereafter acquired by such Mortgagor (all of which are included within the term “Mortgaged Property”): (a) all present and future Personal Property, Subject Contracts and Accounts; (b) all present and future Subject Interests, Hydrocarbons and Other Minerals and all As-extracted collateral as defined in and subject to the UCC (including Accounts), and for which the creation and perfection of a security interest or lien therein is governed by the provisions of the UCC; (c) all present and future other Mortgaged Property described in “A” through “I” above consisting of Accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, equipment, fixtures and other goods and articles of personal property of any kind or character defined in and subject to the UCC; (d) all present and future increases, profits, combinations, reclassifications, improvements and products of, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and substitutes and replacements for, all or any part of the Mortgaged Property described in this or any other clause of this paragraph; (e) all present and future Accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against manufacturers of, or claims against any other person or entity with respect to, all or any part of the Hydrocarbons, the Other Minerals or the Mortgaged Property described in this or any other clause of this paragraph; and (f) all present and future security for the payment to such Mortgagor of any of the Mortgaged Property described in this or any other clause of this paragraph and goods which gave or will give rise to any of such Mortgaged Property or are evidenced, identified, or represented therein or thereby; provided that nothing in this paragraph shall be deemed to permit any action prohibited by this instrument or by terms incorporated in this instrument.

In the event that the any Mortgagor acquires additional interests in some or all of the Subject Interests, this Mortgage shall automatically encumber such additions or increases to such Mortgagor’s interest in the Subject Interests and other related Mortgaged Property without need of further act or document.

For the same consideration, each Mortgagor hereby grants to Mortgagee any and all rights of such Mortgagor to liens, security interests and other rights in the Mortgaged Property securing payment of proceeds from the sale of production from the Mortgaged Property.

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Notwithstanding any provision in this Mortgage to the contrary, in no event is any Excluded Structure included in the definition of Mortgaged Property. As used herein, the term “Excluded Structures” means, collectively, any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the real property described on Exhibits A-1 attached hereto. As used herein, the term “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

TO HAVE AND TO HOLD all and singular the Mortgaged Property and all other property which, by the terms hereof, has or may hereafter become subject to the liens, security interests and other rights of this Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production and Revenue (the “Mortgage”), together with all rights, hereditaments and appurtenances in anywise belonging to the Mortgagee or assigns forever. Any additional right, title or interest which any Mortgagor may hereafter acquire or become entitled to in all assets of the types described above shall inure to the benefit of and be covered by this Mortgage and constitute “Mortgaged Property,” the same as if expressly described and conveyed herein. Each Mortgagor hereby binds itself, its successors and assigns, to warrant and forever defend all and singular the above described property, rights, and interests constituting the Mortgaged Property to the Mortgagee and to its assigns forever, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

Article II

SECURED INDEBTEDNESS

Section 2.1           ISDA; Etc. This Mortgage is made to secure and enforce the payment of the following indebtedness, obligations and liabilities:

(a)      All indebtedness, obligations and liabilities of Mortgagors owed to Mortgagee, under that certain ISDA Master Agreement dated as of December 27, 2012 between Mortgagors and Mortgagee, together with all schedules, annexes and confirmations in respect thereof (as amended, supplemented, restated or otherwise modified from time to time, the “ISDA”), and all Credit Support Documents (as defined in the ISDA) (each as amended, supplemented, restated or otherwise modified from time to time, collectively with the ISDA, the “ISDA Documents”);

(b)      All indebtedness, obligations and liabilities of any obligor owed to Mortgagee under any Credit Support Document, executed and delivered by such obligor;

(c)      Payment of any sums which may be advanced or paid by Mortgagee under the terms hereof or any ISDA Document on account of the failure of any Mortgagor to comply with the covenants of Mortgagors contained herein; and all other indebtedness of Mortgagors arising pursuant to the provisions of this Mortgage; and

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(d)      All renewals, extensions, replacements and modifications of indebtedness, obligations and/or liabilities described, referred to or mentioned in paragraphs (a) through (c) above, and all substitutions therefor, in whole or in part.

Section 2.2           Present and Future. The term “Secured Indebtedness” wherever used in this Mortgage shall refer to all present and future indebtedness, obligations and liabilities described or referred to in this ARTICLE II.

Article III

REPRESENTATIONS AND WARRANTIES

By execution of this Mortgage, each Mortgagor does hereby adopt and ratify all of such Mortgagor’s warranties and representations set forth in the other ISDA Documents; and all the warranties and representations set forth in the other ISDA Documents as they relate to the Mortgaged Property are hereby made and adopted with respect to the properties listed on Exhibit A-1 attached hereto. In addition, each Mortgagor hereby represents and warrants as follows:

Section 3.1           Organization and Good Standing. Each Mortgagor is a corporation duly organized, validly existing and in good standing under the Laws of Nevada, having all powers necessary to carry on its businesses and to enter into and consummate the transactions contemplated by the other ISDA Documents and hereunder. Each Mortgagor is authorized to do business in all other jurisdictions wherein the character of the properties owned or held by them or the nature of the business transacted by them makes such qualification necessary.

Section 3.2           No Conflicts or Consents.

(a)      The execution and delivery by Mortgagors of this Mortgage, the performance of its obligations under this Mortgage, and the consummation of the transaction contemplated by this Mortgage does not and will not (i) conflict, in any material respect, with any provision of (A) any domestic or, to Mortgagor’s knowledge, foreign Laws, (B) the governing documents of Mortgagor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Mortgagor, (ii) result in the acceleration of any Specified Indebtedness (as defined in the ISDA) owed by Mortgagor, or (iii) result in or require the creation of any liens, security interests or other rights upon any assets or properties of Mortgagor, except as expressly contemplated in the ISDA Documents. No consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Mortgagors of this Mortgage or to consummate any transactions contemplated by this Mortgage.

(b)      The execution and delivery of any assignment of the Mortgaged Property from the applicable assignors to Mortgagors is not subject to any preferential right under and does not require any consent under any joint operating agreement or similar agreement which relates to such Mortgaged Property, except such waivers and consents as have been obtained or waived by operation of time.

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Section 3.3           Enforceable Obligations. This Mortgage, when executed and delivered by Mortgagors, will be legal, valid and binding obligations of Mortgagors enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights or by principles of equity applicable to the enforcement of creditors’ rights generally.

Section 3.4           Title. Each Mortgagor has Defensible Title (as defined in the ISDA) to and is possessed of the Mortgaged Property and has full power and lawful authority to grant, pledge, transfer, mortgage, assign and convey a lien, security interest and other rights in all of the Mortgaged Property in the manner and form herein provided; the Mortgaged Property is free of any and all liens, security interests and other rights, except for (i) the liens, security interests and other rights granted to Mortgagee under the ISDA Documents, (ii) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by such Mortgagor of any of the Mortgaged Property in the normal course of business as presently conducted, or (b) materially impair the value of such Mortgaged Property; and (iii) liens, security interests and other rights arising in the ordinary course of business or incidental to the ownership of the Mortgaged Property (including, liens of landlords, vendors, carriers, warehousemen, taxing authorities, mechanics, laborers and material men arising by applicable Law, and of operators arising by contract) for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as may be required by GAAP, consistently applied, have been made; provided that any such liens, security interests and other rights do not materially interfere with the occupation, use and enjoyment by such Mortgagor of any of the Mortgaged Property or the proceeds and Hydrocarbons to be attributable thereto (herein called, “Permitted Liens”). For avoidance of doubt, there is no intent to subordinate Mortgagee’s liens, security interests and other rights hereunder or under the other ISDA Documents.

Section 3.5           Oil and Gas Leases. All of the Oil and Gas Leases constituting all or part of the Mortgaged Property are in full force and effect. All covenants, express or implied, in respect thereof of any Oil and Gas Leases, or of any assignment thereof, which may affect the validity of any of the Oil and Gas Leases, have been performed in all material respects.

Section 3.6           Revenue and Cost Bearing Interest. Mortgagors’ ownership of the Subject Interests and the undivided interests therein to the extent specified on attached Exhibit A-1 will, after giving full effect to all Permitted Liens, afford Mortgagors’ not less than those Net Revenue Interests in the production from or allocated to such Subject Interests and such undivided interests therein to the extent such interests are so specified on attached Exhibit A-1 and will cause Mortgagors’ to bear not more than that portion of the Working Interests in and to the Wells or Units to the extent such interests are so specified on Exhibit A-1, unless there is a proportionate increase in Mortgagors’ Net Revenue Interest in such property. As used herein, the term “Net Revenue Interests” means, with respect to any Mortgage Property, the decimal or percentage share of Hydrocarbons produced and saved from or allocable to such Mortgaged Property, after deduction of royalty interests and other burdens on or paid out of such production; provided that if any Mortgagor’s ownership is in the form of a mineral fee or interest, such decimal or percentage share shall be equal to such mineral fee or interest. As used herein, the term “Working Interests” means the property interest which entitles the owner thereof to explore and develop certain land for oil and gas production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

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Section 3.7           Power to Create Lien. Each Mortgagor has full power and lawful authority to bargain, grant, sell, mortgage, assign, transfer, convey, pledge and hypothecate and grant a lien, security interest and other rights in its interests in the Mortgaged Property all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, governmental agency or entity or other party whomsoever or whatsoever, except for waivers, consents or approvals obtained in the ordinary course of business and except to the extent the approval or consent of any Tribunal of the State of North Dakota or the Department of the Interior, United States of America, as the case may be, is required by applicable Law to the transfer, deed or assignment of an interest in any of the Mortgaged Property.

Section 3.8           Taxes. All (a) Property Taxes, (b) Severance Taxes, (c) ad valorem taxes, (d) conservation taxes, and (e) any other taxes of any kind, excluding only income taxes and franchise taxes, imposed on Mortgagors or, to the best of Mortgagors’ knowledge, any producer in connection with or as a result of its ownership of interests in the Mortgaged Property have been paid prior to delinquency. For purposes of this Paragraph, “Property Taxes” means taxes imposed annually on any Mortgagor which are based on or measured by the estimated value (at the time such taxes are assessed) of any Hydrocarbons situated within the Mortgaged Property as calculated by the governing authority where located and “Severance Taxes” means taxes imposed at the time Hydrocarbons are produced from a Well which are based on or measured by the amount or value of such production.

Section 3.9           Rentals Paid; Oil and Gas Leases in Effect. All rentals and royalties due and payable in accordance with the terms of the Oil and Gas Leases comprising a part of the Subject Interest have been duly paid or provided for prior to delinquency and all Oil and Gas Leases comprising a part of the Subject Interest are in full force and effect.

Section 3.10         Operation of Mortgaged Property. The Mortgaged Property (and properties unitized or pooled therewith) has been maintained, operated and developed in a good and workmanlike manner according to practices and procedures that are standard in the petroleum industry and in conformity, in all material respects, with all applicable Laws (other than Environmental Laws (as defined in the ISDA) which are subject to Section 3.11 below) of all duly constituted authorities having jurisdiction and in material conformity with the provisions of all Oil and Gas Leases or Subject Contracts comprising a part of the Subject Interests and other material contracts and agreements forming a part of the Mortgaged Property. Specifically, (i) no Mortgaged Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the Wells comprising a part of the Mortgaged Property or Units are deviated from the vertical more than the maximum permitted by applicable Laws, and such Wells are, in fact, bottomed under and are producing from, and the Well bores are wholly within, the Mortgaged Property (or, in the case of Wells located on properties unitized or pooled therewith, such Units).

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Section 3.11         Environmental Laws. Each Mortgagor (a) is in material compliance with all Environmental Laws (as defined in the ISDA) and all permits, requests and notifications relating to health, safety or the environment applicable to such Mortgagor or any of its properties, assets, operations and businesses; (b) where applicable, has obtained or caused to be obtained and adhered to and currently possesses all necessary permits and other approvals necessary to store, dispose of and otherwise handle Hazardous Materials (as defined in the ISDA) and to operate, where applicable, its properties, assets and businesses; (c) where applicable, will report or cause to be reported, to the extent required by any Laws, all sites owned and/or operated by such Mortgagor where any Hazardous Materials are released, treated, stored or disposed of and (d) has not used, stored, or released any Hazardous Materials in excess of amounts allowed by Environmental Law. There is (x) no location on any property currently or previously owned or operated by the any Mortgagor where Hazardous Materials have entered or are likely to enter into the soil or groundwater or such property, other than immaterial releases of oil or natural gas in the ordinary course of business, none of which releases (i) either individually, or in the aggregate, has had or may be expected to have a Material Adverse Effect (as defined in the ISDA) on such Mortgagor’s business or (ii) has violated or reasonably may be expected to violate any Environmental Laws, and (y) no on-site or off-site location to which such Mortgagor has released or transported Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials, which is or is likely to be the subject of any federal, state, local or foreign enforcement action or any investigation which could lead to any claims against any such entity for any clean-up cost, remedial work, damage to natural resources, common law or legal liability, including, but not limited to, claims under CERCLA.

Section 3.12         No Intent to Limit. Any fractions or percentages specified on attached Exhibit A-1 in referring to any Mortgagor’s Working Interests and Net Revenue Interests are solely for the purposes of the warranties made by such Mortgagor above and shall in no manner limit the quantum of interest with respect to any Subject Interests or with respect to any Unit or Well identified on Exhibit A-1. If any of the Lands covered by the Subject Interests or other instrument mentioned on Exhibit A-1 is incorrectly described, then nevertheless this Mortgage shall cover each Mortgagor’s interest in such Subject Interests and other instrument as to all of the lands covered thereby.

Section 3.13         Suspense of Proceeds. All proceeds, other than a minor amount pending title curative actions that has been disclosed to Mortgagee in writing, from the sale of Hydrocarbons from each Mortgagor’s Working Interest or Net Revenue Interest in the Mortgaged Property are being received by such Mortgagor in a timely manner and are not being held in suspense for any reason.

Section 3.14         Insurance. Prior to the date hereof, each Mortgagor has obtained and will maintain, for as long as any obligations remain owing to Mortgagee under the ISDA Documents, insurance coverage of the types required hereunder and under the other ISDA Documents. No Mortgagor has received from any insurer a notice of termination or non-renewal regarding such insurance policies.

Section 3.15         No Material Adverse Effect. No material adverse change in the business, operations or condition (financial or otherwise) of any Mortgagor, since the date of the most recent form 10-Q filed by AEEC, has occurred as of the date hereof.

Section 3.16         Restriction on Liens. No Mortgagor is a party to any agreement or arrangement, or subject to any known order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant liens, security interests or other rights to Mortgagee on or in respect of the Mortgaged Property.

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Section 3.17         Priority. Subject to Permitted Liens, the liens, security interests and other rights created by this Mortgage have or will have first ranking priority, and such liens, security interests and other rights are not subject to any prior ranking or pari passu ranking lien, security interest or other right.

Article IV

COVENANTS OF MORTGAGORS

In consideration of the Secured Indebtedness, each Mortgagor, for itself and its successors and assigns, covenants and agrees as follows:

Section 4.1           Payment of Indebtedness. Each Mortgagor will duly and punctually pay or cause to be paid all of the Secured Indebtedness in accordance with the terms of the ISDA or any other ISDA Documents.

Section 4.2           Defend Title. No Mortgagor will create or suffer to be created or permit to exist any liens, security interests or other rights senior to, junior to, or on a parity with, liens, security interests and other rights of this Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits and other income therefrom, except Permitted Liens. Each Mortgagor will warrant and defend the title to the Mortgaged Property against the claims and demands of all other persons whomsoever and will maintain and preserve the liens, security interests and other rights created hereby so long as any of the Secured Indebtedness remains unpaid. Except for the Permitted Liens, should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, each Mortgagor agrees it will immediately defend against such adverse claim or take appropriate action to remove such cloud which would cause title to the Mortgaged Property not to be Defensible Title at such Mortgagor’s cost and expense, and such Mortgagor further agrees that Mortgagee may take such other action as Mortgagee reasonably deems advisable to protect and preserve its interests in the Mortgaged Property, and in such event EACH MORTGAGOR WILL INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS MORTGAGEE AGAINST ANY AND ALL COSTS, REASONABLE ATTORNEYS’ FEES AND OTHER EXPENSES WHICH IT MAY REASONABLY INCUR IN DEFENDING AGAINST ANY SUCH ADVERSE CLAIM OR TAKING ACTION TO REMOVE ANY SUCH CLOUD.

Section 4.3           Correct Defects. Upon request of Mortgagee, each Mortgagor will promptly correct any defect which may be discovered after the execution and delivery of this Mortgage, in the other ISDA Documents, in the execution or acknowledgment hereof or thereof or in the description of the Mortgaged Property, and will execute, acknowledge, and deliver such division orders, transfer orders and other assurances and instruments as shall, in the reasonable opinion of Mortgagee, be necessary or proper to convey and assign to the Mortgagee all of the Mortgaged Property herein conveyed or assigned, or intended to be so.

Section 4.4           Notifications. Each Mortgagor will promptly notify Mortgagee of the destruction, loss, termination or acquisition of any Mortgaged Property justifying a material claim under any insurance policy.

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Section 4.5           Pooling. Except (i) to the extent any voluntarily pooling or unitization would not have an adverse effect on Mortgagee’s rights hereunder and (ii) for any voluntary pooling or unitization in effect as of the effective date of this Mortgage and specifically described in Exhibit A-1 hereto, no Mortgagor will, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, delayed, denied or conditioned voluntarily pool or unitize all or any part of the Mortgaged Property where the pooling or unitization would result in the diminution of such Mortgagor’s Net Revenue Interest in production from the pooled or unitized lands. Promptly after the formation of any pool or unit in accordance herewith, each Mortgagor will furnish to Mortgagee a conformed copy of the pooling agreement, declaration of pooling, or other instrument creating the pool or unit. The interest of any Mortgagor included in any pool or unit attributable to the Mortgaged Property or any part thereof shall become a part of the Mortgaged Property and shall be subject to liens, security interests and other rights hereof in the same manner and with the same effect as though the pool or unit and the interest of such Mortgagor therein were specifically described in Exhibit A-1 hereto. In the event any proceedings of any governmental body which could result in pooling or unitizing all or any part of the Mortgaged Property are commenced, each Mortgagor shall give prompt written notice thereof to Mortgagee.

Section 4.6           Maintenance and Operation of Mortgaged Property.

(a)      Each Mortgagor will, from time to time, pay or cause to be paid before they become delinquent and payable all taxes, assessments and governmental charges lawfully levied or assessed upon the Mortgaged Property or any part thereof, or upon or arising from any of the rents, issues, revenues, profits and other income from the Mortgaged Property, or incident to or in connection with the production of Hydrocarbons or other minerals therefrom, or the operation and development thereof; provided, that so long as no Event of Default has occurred and is continuing, such Mortgagor may diligently contest in good faith by appropriate proceedings the amount, applicability or validity of any such charges, provided that such Mortgagor shall have set up reserves therefor which are adequate under GAAP.

(b)      Each Mortgagor will at its own expense do or cause to be done all things reasonably necessary to preserve and keep in full repair, working order and efficiency (subject to reasonable wear and tear) all of the Mortgaged Property as would a reasonably prudent operator that are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times, including, without limitation, all equipment, machinery and other tangible or movable Personal Property (but excluding worn-out, surplus or obsolete equipment or assets which such Mortgagor in its commercially reasonable judgment may, in the ordinary course of its business, elect not to repair), and from time to time will make or cause to be made all the needful and proper repairs, renewals and replacements to the extent required to ensure that at all times the state and condition of the Mortgaged Property will be preserved and maintained in accordance with the standards of a prudent operator.

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(c)      Each Mortgagor will promptly pay and discharge before delinquency, or cause to be promptly paid or discharged before delinquency, all rentals, delay rentals, royalties and indebtedness accruing under, and in all material respects perform or cause to be performed each and every material act, matter or thing required by, each and all of the assignments, deeds, leases, sub-leases, contracts and agreements described or referred to herein and relating to the Mortgaged Property or affecting such Mortgagor’s interests in the Mortgaged Property, and will do or cause to be done all other things necessary to keep unimpaired such Mortgagor’s rights with respect thereto and prevent any forfeiture thereof or default thereunder. Each Mortgagor will operate or cause to be operated the Mortgaged Property in a careful and efficient manner in accordance with the practices of the industry and in compliance in all material respects with all applicable contracts and agreements and in compliance with all applicable proration and conservation Laws of the jurisdiction in which the Mortgaged Property is situated, and, in all material respects, all applicable Laws of every other agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons and Other Minerals therefrom.

(d)      If any tax is levied or assessed against the Secured Indebtedness or any part thereof, or against this Mortgage, or against the Mortgagee with respect to said Secured Indebtedness or any part thereof or this Mortgage (excluding, however, any income tax payable by Mortgagee), Mortgagors will promptly pay, or cause to be paid, the same prior to delinquency, provided, that so long as no Event of Default has occurred and is continuing, such Mortgagor may diligently contest in good faith by appropriate proceedings the amount, applicability or validity of any such tax, provided that such Mortgagor shall have set up reserves therefor which are adequate under GAAP.

Section 4.7           Insurance/Taxes. Each Mortgagor shall comply in all respects with all covenants regarding insurance and taxes set forth in the ISDA Documents.

Section 4.8           Operation by Third Parties. All or portions of the Mortgaged Property may be comprised of interests in the Subject Interest which are other than Working Interests or which may be operated by a party or parties other than Mortgagors and with respect to all or any such Subject Interests and properties as may be comprised of interests other than Working Interests or which may be operated by parties other than Mortgagors, each Mortgagor’s covenants set forth in as expressed in Section 4.6 are modified to require that such Mortgagor use commercially reasonable efforts to obtain compliance with such covenants by the Working Interest owners or the operator or operators of such Subject Interest; provided that no Mortgagor will contract for operation of any of the Mortgaged Property except with an operator approved by Mortgagee. Mortgagee will, in its sole and absolute discretion, have the right to approve or disapprove any action taken by any Mortgagor to appoint, remove or replace any operator(s) of any of the Mortgaged Property.

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Section 4.9           Labor/Materials. Each Mortgagor agrees to promptly pay before delinquent, or use commercially reasonable efforts to cause to be paid before delinquent, all bills for labor and materials incurred in the operation of the Mortgaged Property, except any that is being contested in good faith and as to which satisfactory accruals have been provided; will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Property or any portion thereof; will furnish Mortgagee, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement; will not take any action to incur any liability or lien thereunder; and will not enter into any new operating agreement or amendment of existing operating agreement affecting the Mortgaged Property that would diminish or alter such Mortgagor’s Net Revenue Interest therein, all without prior written consent of the Mortgagee.

Section 4.10         Books and Records; Inspections. Each Mortgagor will keep accurate books and records in accordance with GAAP in which full, true and correct entries shall be promptly made with respect to operations on the Mortgaged Property, and all such books and records shall during reasonable business hours upon three (3) business days prior written notice be subject to inspection by Mortgagee and its duly accredited representatives, but not as to unreasonably interfere with the business of such Mortgagor. In addition, Mortgagee and its duly accredited representatives shall have the right to visit the Mortgage Property during reasonable business hours upon three (3) business days prior written notice, but not as to unreasonably interfere with the business of Mortgagors; provided further, however, that Mortgagee executes a form of release and indemnity satisfactory to Mortgagors with respect to Mortgagee’s visit to the Mortgaged Property. Subject to the foregoing, each Mortgagor will, and will use commercially reasonable efforts to cause operator to, permit Mortgagee and its duly accredited representatives at all times to go upon, examine, inspect and remain on the Mortgaged Property.

Section 4.11         Legal Proceedings. Each Mortgagor will promptly notify Mortgagee or other holder or holders of the Secured Indebtedness, in writing, of the commencement of any legal proceedings affecting the Mortgaged Property or any part thereof, and will take such action as may be necessary to preserve its and Mortgagee’s rights affected thereby; and should Mortgagors fail or refuse to take any such action, Mortgagee may at its election take such action on behalf and in the name of Mortgagors and at Mortgagors’ cost and expense.

Section 4.12         Existence. Each Mortgagor will maintain its corporate existence and will maintain and procure all necessary permits to the end that such Mortgagor shall be and continue to be a corporation in good standing in the state of its organization and in the state wherein such Mortgagor’s Mortgaged Property is located, with full power and authority to own and operate all of the Mortgaged Property as contemplated herein until this Mortgage shall have been fully satisfied.

Section 4.13         Releases of Mortgaged Property. Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter subject to the liens, security interests and other rights of this Mortgage, any part of the proceeds of production or other income herein or hereafter assigned or pledged, or any other security it now has or may hereafter have securing the Secured Indebtedness, without releasing any other part of the Mortgaged Property, proceeds or income, and without affecting the liens, security interests and other rights hereof as to the part or parts thereof not so released, or the right to receive future proceeds and income.

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Section 4.14         Legal and Other Expenses. Upon demand of Mortgagee, Mortgagors will promptly pay all reasonable and customary costs and expenses heretofore or hereafter incurred by Mortgagee for legal, accounting, engineering or geological services rendered to it in connection with Secured Indebtedness secured in whole or in part by the liens, security interests and other rights hereof or in the enforcement of any of Mortgagee’s rights hereunder. The obligations of Mortgagors hereunder shall survive the non-assumption of this Mortgage in a case commenced under Title 11 of the United States Code or other similar Laws of the United States of America, the States of North Dakota or Nevada or any other jurisdiction and be binding upon the Mortgagors, or a trustee, receiver, custodian or liquidator of any Mortgagor appointed in any such case.

Section 4.15         Disposition. Without prior approval and written consent of Mortgagee, no Mortgagor will sell, assign, lease, transfer or otherwise dispose of all or any portion of the Mortgaged Property except as expressly provided in the ISDA or any other ISDA Document, nor shall any Mortgagor mortgage, pledge or otherwise encumber the Mortgaged Property or any part thereof, regardless of whether the lien, security interest or other right is senior, coordinate, junior, inferior or subordinate to the liens, security interests and other rights created hereby.

Section 4.16         Notice of Assignments; Letters in Lieu. Upon request of Mortgagee, each Mortgagor will execute and deliver written notices of assignments to any persons, corporations or other entities owing or which may in the future owe to such Mortgagor monies or accounts arising in connection with any of the following matters: (i) any oil, gas or mineral production, including As-extracted collateral, from the Mortgaged Property; (ii) any gas contracts, processing contracts or other contracts relating to the Mortgaged Property; or (iii) the operation of or production from any part of the Mortgaged Property. The notices of assignments shall advise the third parties that all of the monies or accounts described above have been assigned to Mortgagee, and if required by Mortgagee, shall also require and direct that future payments thereof, including amounts then owing and unpaid, be paid to an account designated by Mortgagee. Following an Event of Default, Mortgagors authorizes Mortgagee to deliver letters in lieu of transfer orders to any persons, corporations or other entities owing or which may in the future owe to Mortgagors monies or accounts arising in connection with any of the foregoing.

Section 4.17         Prohibitions Ineffective. Any (i) mortgage, pledge, or encumbrance, or (ii) unitization, pooling, or communitization or other action or instrument in violation of the prohibitions contained in this Article IV shall be of no force or effect against Mortgagee (except as required by Law).

Section 4.18         Environmental Laws.

(a)      Each Mortgagor shall comply in all respects with the covenants regarding environmental matters set forth in the ISDA Documents.

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(b)      To the full extent permitted by applicable Law, each Mortgagor agrees to defend, indemnify and hold harmless Mortgagee and its directors, officers, employees, attorneys and agents (“Indemnified Parties”) from and against any and all loss, cost, expense or liability (including attorneys’ fees and court costs) incurred by any Indemnified Party in connection with or otherwise arising out of any and all claims or proceedings (whether brought by a private party, governmental agency or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material located upon, migrating into, from or through or otherwise relating to the Mortgaged Property (whether or not the release of such materials was caused by any Mortgagor, a tenant or subtenant of any Mortgagor, a prior owner, a tenant or subtenant of any prior owner or any other party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or the mere presence of the substance on the Mortgaged Property), which any Indemnified Party may incur due to the extension of the Secured Indebtedness, the exercise of any of its rights under this Mortgage, or otherwise. The foregoing indemnification shall apply whether or not such losses, costs, expenses and liabilities are in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by Indemnified Parties provided only that no person shall be entitled under this paragraph to receive indemnification for that portion, if any, of any losses, costs, expenses and liabilities which are caused by such person’s, or such person’s agents’, employees’, officers’, directors’, partners’, trustees or advisors’, gross negligence or willful misconduct. For the purposes of the indemnity contained in this Section 4.18(b), hazardous or toxic substances or contaminated material include but are not limited to asbestos and those substances within the scope of all Environmental Laws, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendment and Reauthorization Act of 1986. The provisions of this Section 4.18(b) shall survive any foreclosure of the liens, security interests and other rights created by this Mortgage, conveyance in lieu of foreclosure and the repayment of the Secured Indebtedness and the discharge and release of this Mortgage.

Section 4.19         Amendments to Oil and Gas Leases. Except as required by Law, no Mortgagor will, without the prior written consent of Mortgagee, enter into any material amendments to the Oil and Gas Leases, except any amendments that (i) are in the ordinary course of business and (ii) do not adversely affect Mortgagee’s rights hereunder; and provided that Mortgagors provide Mortgagee an executed version of any such amendment.

Section 4.20         Further Assurances. Each Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as in the opinion of the Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Mortgage, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of this Mortgage or the other ISDA Documents, and (b) prompt execution and delivery of all division or transfer orders that in the opinion of the Mortgagee are needed to transfer effectively the assigned proceeds of production from the Mortgaged Property to the Mortgagee, if required by this Mortgage.

Section 4.21         Taxes. Subject to the Mortgagors’ right to contest the same in good faith and by appropriate proceedings, the Mortgagors will promptly pay, prior to delinquency, all taxes, assessments and governmental charges legally imposed upon this Mortgage or upon the Mortgaged Property or upon the interest of the Mortgagee therein, or upon the income, profits, proceeds and other revenues thereof.

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Section 4.22         Recording. Mortgagors will promptly and at the Mortgagors’ expense, record, register, deposit and file this Mortgage and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the liens, security interests and other rights hereof as a first lien and security interest (subject to the Permitted Liens) on real or Personal Property, as the case may be, and the rights and remedies of the Mortgagee, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any Law of any state or of the United States or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the liens, security interests and other rights hereof on the Mortgaged Property.

Section 4.23         Delivery of Instruments. Each Mortgagor shall deliver to Mortgagee upon its request copies of all contracts, statements, invoices, notices, receipts and vouchers under which such Mortgagor has incurred or is to incur costs in excess of Twenty-Five Thousand Dollars ($25,000), and deliver to Mortgagee all other data or documents in connection with such Mortgagor’s operations as Mortgagee may from time to time reasonably request.

Section 4.24        Purchasers of Hydrocarbons. Each Mortgagor shall in the event that any purchaser of Hydrocarbons has its senior-most unsecured debt assigned a rating of less than investment grade by either Standard & Poor’s Ratings Group or Moody’s Investors Services, Inc., upon the request of Mortgagee, (i) use all reasonable efforts to cause such purchaser to provide one or more letters of credit, in form and substance and from a bank satisfactory to Mortgagee in connection with its purchase of Hydrocarbons from the Mortgaged Property or (ii) to the extent allowed under applicable contracts, sell Hydrocarbons only to purchasers who are creditworthy in Mortgagee’s reasonable judgment or who prepay, all to the extent such Mortgagor is legally entitled to take such action.

Section 4.25         Access to Seismic and Geophysical Data. To the maximum extent allowed under applicable seismic licenses, each Mortgagor shall provide Mortgagee and its respective engineering consultants with access to all engineering, seismic, geological and geophysical data, studies and evaluations which such Mortgagor or any of its affiliates possess or to which any of them has access. Mortgagee will, upon reasonable notice to Mortgagors, have access to these records during Mortgagors’ regular business hours; provided that, to the extent the information to be made available to Mortgagee under this section is subject to a confidentiality agreement, Mortgagors may require Mortgagee to execute and deliver to it a mutually acceptable confidentiality agreement prior to being allowed access to the confidential information.

Section 4.26         Liens on Collateral. Each Mortgagor will at all times cause all Mortgaged Property to be subject to a first-priority perfected lien or security interest, subject only to Permitted Liens, in favor of or for the benefit of Mortgagee pursuant to this Mortgage and the other ISDA Documents.

Section 4.27         Accounts. No Mortgagor will sell, discount or factor its accounts, instruments, intangibles, Oil and Gas Leases or chattel paper, except for accounts that are settled for less than the amount thereof, discounted or extended in each case in the ordinary course of business so long as no Event of Default has occurred and is continuing.

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Section 4.28         Modifications. No mortgagor shall alter, amend or cause the alteration or amendment of any of the ISDA Documents or any material Basic Document without the prior written consent of Mortgagee.

Section 4.29         Pricing of Hydrocarbons. The sale of Hydrocarbons by any Mortgagor to any Person shall, under any agreement, be for no less than prevailing market prices for such Hydrocarbons in the geographical areas for similar quantities and quality and on terms acceptable to Mortgagee. Subject in all respects to restrictions on the sale of Mortgaged Property set forth in the ISDA Documents, Mortgagors shall not enter into any purchase and sale transaction the terms of which value the Mortgage Property at prices below prevailing market prices.

Article V

ADDITIONS TO MORTGAGED PROPERTY

Section 5.1           Additions to Mortgaged Property. It is understood and agreed that the Mortgagors may periodically subject additional properties to the liens, security interests and other rights of this Mortgage. In the event that additional properties are to be subjected to the liens, security interests and other rights hereof, the parties hereto agree to execute a supplemental mortgage, satisfactory in form and substance to the Mortgagee, together with any security agreement, financing statement or other security instrument required by the Mortgagee, all in form and substance satisfactory to the Mortgagee and in a sufficient number of executed (and, where necessary or appropriate, acknowledged) counterparts for recording purposes. Upon execution of such supplemental mortgage, all additional properties thereby subjected to the liens, security interests and other rights of this Mortgage shall become part of the Mortgaged Property for all purposes.

Article VI

DEFEASANCE, EVENTS OF DEFAULT, FORECLOSURE

AND OTHER REMEDIES

Section 6.1           Defeasance. If the Secured Indebtedness shall be paid and discharged in full and the Mortgagee has terminated the ISDA, then, and in that case only, this Mortgage shall become null and void and the interests of the Mortgagors in the Mortgaged Property shall become wholly clear of the liens, security interests and other rights created hereby, and such liens, security interests and other rights shall be released in due course at the cost of the Mortgagors. The Mortgagee will, at the Mortgagors’ expense, execute and deliver to the Mortgagors all releases and other instruments reasonably requested by the Mortgagors for the purpose of evidencing the release and discharge of the liens, security interests and other rights created hereunder. Otherwise this Mortgage shall remain and continue in full force and effect.

Section 6.2           Events of Default. As used herein “Event of Default” shall mean the occurrence of any payment default by any Mortgagor hereunder, any other default hereunder which is not cured within ten (10) business days following Mortgagors’ actual notice of such default or an Event of Default, a Termination Event or an Additional Termination Event, each as defined in the ISDA.

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Section 6.3          General Remedies; No Additional Duties Created.

(a)          If an Event of Default shall occur and be continuing, the Mortgagee shall have the right and option to proceed with foreclosure and to sell, to the extent permitted by Law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by applicable Law or, in the absence of any such requirements, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers.

(b)          Notwithstanding any other provision of this Article VI, if any of the Secured Indebtedness shall not be paid when due, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted and in the other ISDA Documents, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagors hereby expressly promises to pay) owing by Mortgagors to Mortgagee.

(c)          Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Secured Indebtedness which have not been paid when due, either through the courts or by non-judicial foreclosure proceedings allowed by the Laws of the state in which the Mortgaged Property is located in satisfaction of the matured but unpaid portion of the Secured Indebtedness as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due; such sale may be made subject to the unmatured portion of the Secured Indebtedness, and any such sale shall not in any manner affect the unmatured portion of the Secured Indebtedness, but, as to such unmatured portion of the Secured Indebtedness, this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Secured Indebtedness without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Secured Indebtedness.

(d)          The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

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(e)          Upon the occurrence and during the continuance of any of the Events of Default, Mortgagee shall be entitled to all of the rights, powers and remedies afforded a secured party by the UCC with reference to the Personal Property, As-extracted collateral and fixtures in which Mortgagee has been granted a security interest hereby, or Mortgagee may proceed as to both the real and Personal Property covered hereby. Without limiting the generality of the foregoing, Mortgagee may exercise the right to take possession of all Personal Property constituting a part of the Mortgaged Property, and for this purpose the Mortgagee may enter upon any premises on which any or all of such Personal Property is situated and take possession of and operate such Personal Property (or any portion thereof) or remove it therefrom. The Mortgagee may require the Mortgagors to assemble such Personal Property and make it available to the Mortgagee at a place to be designated by the Mortgagee which is reasonably convenient to all parties. Unless such Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Mortgagee will give the Mortgagors notice in accordance with applicable Law of the time and place of any public sale or of the time after which any private sale or other disposition of such Personal Property is to be made. Mortgagee agrees to provide notice by first-class mail, postage prepaid, to the Mortgagors at the Mortgagors’ address set forth in Article I, at least ten (10) business days before the time of the sale or disposition.

(f)          Each Mortgagor agrees to the full extent it lawfully may, that, in case one or more of the Events of Default shall have occurred and shall not have been remedied, then, and in every such case, Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of such Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude such Mortgagor, its successors or assigns, and all persons claiming under such Mortgagor, and its or their agents or servants wholly or partly therefrom. All costs, expenses and liabilities of every character incurred by Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation such Mortgagor hereby expressly promises to pay) owing by any Mortgagor to Mortgagee and shall bear interest from date of expenditure until paid at the rate agreed upon in the ISDA Documents, all of which shall constitute a portion of the Secured Indebtedness and shall be secured by this Mortgage and all other ISDA Documents.

(g)          Every right, power and remedy herein given to Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the UCC in effect and applicable to the Mortgaged Property or any portion thereof) each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. No security subsequently taken by Mortgagee shall in any manner impair or affect the security given by this Mortgage or any security by endorsement or otherwise presently or previously given, and all security shall be taken, considered and held as cumulative.

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(h)          Mortgagee shall also have the right to exercise any and all other rights or remedies granted to the Mortgagee pursuant to the provisions of any of the ISDA Documents or by Law.

(i)           Each Mortgagor hereby expressly waives any and all rights or privileges of marshaling of assets, sale in inverse order of alienation, notices, appraisements, redemption and any prerequisite to the full extent permitted by applicable Law, in the event of foreclosure of the liens, security interests and other rights created herein.

Notwithstanding the foregoing, the Mortgagee shall have no obligation to do or refrain from doing any of the acts, or to make or refrain from making any payment, referred to in this Section 6.3.

Section 6.4           Specific Remedial Provisions. Notwithstanding any provision of this Article VI or any other provision of this Mortgage, with respect to that portion of the Mortgaged Property located in the State of North Dakota, the Mortgagee’s rights and remedies hereunder upon the occurrence of an Event of Default shall include, without limitation, the fullest range and benefit of the rights and remedies made available to a Mortgagee pursuant to North Dakota Century Code, and specifically Chapters 32-19 and 32-19.1 thereof, as such statutes may be amended from time to time. In the event that Mortgagee elects to exercise its remedies under such statutes, or any of such remedies, the terms of provisions of such statutes, as amended, governing the exercise of such remedies shall govern, control, and take precedence over any contrary terms contained in this Mortgage. The exercise by Mortgagee of the statutory remedies referenced in this paragraph shall not constitute Mortgagee as a “Mortgagee-in-Possession” under North Dakota Law, or give rise to any liability which might otherwise attach to Mortgagee as a Mortgagee-in-Possession.

Section 6.5           Valuation. In the event the waiver under Section 6.12 is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in all proceedings:

(a)      The Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure;

(b)      The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Mortgaged Property for cash promptly (but no later than twelve months) following the foreclosure sale;

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(c)      All reasonable closing costs customarily borne by the seller should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, reasonable attorney’s fees;

(d)      The gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, taxes and assessments, and other reasonable maintenance expenses; and

(e)      Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

Section 6.6           Rights of the Mortgagee With Respect to Fixtures. The Mortgagee may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and proceed to exercise such rights as apply to such type of collateral.

Section 6.7           Possession of the Mortgaged Property. It shall not be necessary for the Mortgagee to have physically present or constructively in its possession at any sale held by the Mortgagee or by any court, receiver or public officer any or all of the Mortgaged Property, and the Mortgagors shall deliver to the purchaser at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

Section 6.8           Effect of Sale. Any sale or sales of the Mortgaged Property shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagors, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagors, and the Mortgagors’ successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Mortgagors, or the Mortgagors’ successors or assigns. Nevertheless, the Mortgagors, if reasonably requested by the Mortgagee to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

Section 6.9           Application of Proceeds. The Mortgagee is authorized to receive the proceeds of said sale or sales and apply the same as follows:

FIRST: to the payment of all necessary costs and expenses incident to the execution and enforcement of this Mortgage;

SECOND: to any and all Secured Indebtedness, application to be made in such order and in such manner as the holder of said Secured Indebtedness may, in its discretion, elect; and

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THIRD: the balance, if any, to Mortgagors or their respective successors or assigns.

Section 6.10         Evidence. It is agreed that in any deed or deeds given by Mortgagee any and all statements of fact or other recitals therein made as to the identity of the holder or holders of the Secured Indebtedness, or as to the default in the payments thereof or any part thereof, or as to the breach of any covenants herein contained, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, application, and distribution of the money realized therefrom, and, without being limited by the foregoing, as to any other additional act or thing having been done by Mortgagee, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted; and Mortgagors do hereby ratify and confirm any and all acts that the Mortgagee may lawfully do in the premises by virtue of the terms and conditions of this Mortgage.

Section 6.11         Purchaser. It is expressly understood that the Mortgagee may be a purchaser of the Mortgaged Property, or of any part thereof, at any sale thereof, upon foreclosure of the liens, security interests and other rights hereof, or otherwise; and the Mortgagee so purchasing shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens, security interests and other rights of this Mortgage and free of all rights of redemption in Mortgagors.

Section 6.12         Appraisement, Etc. To the full extent any Mortgagor may do so, each Mortgagor agrees that such Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any Law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and such Mortgagor, for such Mortgagor and such Mortgagor’s successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by Law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of the assets of such Mortgagor, including the Mortgaged Property liens, security interests and other rights hereby created. No Mortgagor shall have or assert any right under any Law pertaining to the marshaling of assets, sale in inverse order of alienation, or other matters whatever to defeat, reduce or affect the right of the Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of the Mortgagee under the terms of this Mortgage to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. If any Law referred to in this Section 6.12 and now in force, of which Mortgagors or Mortgagors’ successors and assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this paragraph, shall hereafter be repealed or cease to be in force, such Law shall not thereafter be deemed to preclude the application of this paragraph.

Section 6.13         Deficiency.

(a)      To the extent permitted by Law, each Mortgagor agrees that Mortgagee shall be entitled to seek a deficiency judgment from such Mortgagor and any other party obligated on the Secured Indebtedness equal to the difference between the amount owing on the Secured Indebtedness and the amount for which the Mortgaged Property was sold pursuant to a judicial or nonjudicial foreclosure sale;

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(b)      Each Mortgagor expressly recognizes that this section will constitute a waiver of any such applicable Law which might otherwise permit such Mortgagor and other persons against whom recovery of deficiencies is sought or guarantors independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of foreclosure and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than fair market value; and

(c)      Each Mortgagor further recognizes and agrees that this waiver will create an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by such Mortgagor, other obligors on the Secured Indebtedness, guarantors, and others against whom recovery of a deficiency is sought.

Section 6.14        Recitals in Deeds. It is agreed that in any deed or deeds given by Mortgagee any and all statements of fact or other recitals therein made as to the identity of the holder or holders of the Secured Indebtedness or as to the occurrence or existence of any default, or as to the acceleration of the maturity of the Secured Indebtedness, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom and without being limited by the foregoing, as to any act or thing having been duly done by the holder of the Secured Indebtedness, or any of them if there be more than one shall be taken by all courts of law and equity as prima facie evidence that the said statements and recitals state facts and are without further question to be so accepted, and the Mortgagors do hereby ratify and confirm any and all acts that Mortgagee may lawfully do in the premises by virtue hereof.

Section 6.15         Operation of the Mortgaged Property by the Mortgagee. Upon the occurrence and during the continuance of an Event of Default and, in addition to all other rights herein conferred on the Mortgagee, the Mortgagee (or any person designated by the Mortgagee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of Mortgagors’ interest in the Mortgaged Property, and to exclude the Mortgagors, and the Mortgagors’ agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagors shall be at the time entitled and in its place and stead. Subject to the compliance with the terms of any applicable operating agreement, the Mortgagee (or any person designated by the Mortgagee) may operate the same without any liability to the Mortgagors in connection with such operations, except to use ordinary care in the operation of such properties, and Mortgagee (or any person designated by the Mortgagee) shall have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make reasonable and necessary repairs, purchase machinery and equipment, and conduct such work-over operations that a reasonably prudent operator would make, purchase or conduct to maintain the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional Wells) have been paid and the indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to the Mortgagors.

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Section 6.16        Power of Attorney and Agent to Mortgagee. Each Mortgagor does hereby designate Mortgagee as the agent and attorney in fact of such Mortgagor to act in the name, place, and stead of such Mortgagor in the exercise of each and every remedy set forth herein, including rights to liens, security interests and other rights in the Mortgaged Property, and in conducting any and all operations and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Mortgage and, thus, irrevocable so long as this Mortgage is in force and effect.

Article VII

ASSIGNMENT OF PRODUCTION AND REVENUES

(this “Assignment”)

Section 7.1          Production. In addition to the conveyance to the Mortgagee herein made, each Mortgagor does hereby transfer, assign, deliver and convey unto Mortgagee, its successors and assigns, all Hydrocarbons and Other Minerals produced, saved or sold from the Mortgaged Property and attributable to the interest of such Mortgagor therein commencing on the Effective Date, together with the proceeds of any sale thereof (“Hydrocarbon Proceeds”); each Mortgagor hereby directs any purchaser now or hereafter taking any production from the Mortgaged Property to pay to Mortgagee such Hydrocarbon Proceeds derived from the sale thereof, and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue the same; and the purchaser of any such production shall have no duty or obligation to inquire into the right of Mortgagee to receive the same, what application is made thereof, or as to any other matter; and the payment made to Mortgagee shall be binding and conclusive as between such purchaser and such Mortgagor. Each Mortgagor further agrees to perform all such acts, and to execute all such further assignments, transfer and division orders, and other instruments as may be required or desired by Mortgagee or any other party to have such Hydrocarbon Proceeds so paid to Mortgagee.

Section 7.2           Revenues. In addition to the conveyance to the Mortgagee herein made, each Mortgagor does hereby transfer, assign, deliver and convey unto Mortgagee, its successors and assigns, all the income, revenues, rents, issues, profits and proceeds arising from the Pipelines relating to the Mortgaged Property whether due, payable or accruing (collectively, the “Revenues”) under any and all present and future contracts or other agreements relating to the transmission of the Hydrocarbons or the ownership of all or any portion of the Mortgaged Property. Each Mortgagor hereby directs any payor to pay to Mortgagee such Revenues derived from such contracts and agreements, and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue the same; and the payor shall have no duty or obligation to inquire into the right of Mortgagee to receive the same, what application is made thereof, or as to any other matter; and the payment made to Mortgagee shall be binding and conclusive as between such payor and such Mortgagor. Each Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and other instruments as may be required or desired by the Mortgagee or any party in order to have said Revenues so paid to the Mortgagee.

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Section 7.3           General. The Mortgagee is fully authorized to (i) receive and receipt for said Revenues and Hydrocarbon Proceeds; (ii) to endorse and cash any and all checks and drafts payable to the order of any Mortgagor or the Mortgagee for the account of any Mortgagor received from or in connection with said Revenues and Hydrocarbon Proceeds and apply the proceeds thereof to the payment of the Secured Indebtedness, when received, regardless of the maturity of any of the Secured Indebtedness, or any installment thereof, and (iii) execute any instrument in the name of any Mortgagor to facilitate any of the foregoing. Upon receipt of written instructions from Mortgagors, Mortgagee agrees to promptly release to Mortgagors any Revenues and Hydrocarbon Proceeds belonging to third parties; provided that the Mortgagee shall not be liable for any delay, neglect, or failure to effect collection of any Revenues and Hydrocarbon Proceeds or to take any other action in connection therewith or hereunder (other than failure to timely release to Mortgagors any Revenues and Hydrocarbon Proceeds belonging to third parties); but shall have the right, at its election, in the name of Mortgagors or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Mortgagee in order to collect such funds and to protect the interests of the Mortgagee and/or Mortgagors, with all costs, expenses and attorney’s fees incurred in connection therewith being paid by Mortgagors. Unless Mortgagee has claimed or is claiming, for its benefit Revenues and Hydrocarbon Proceeds belonging to third parties and not attributable to the Mortgaged Property, Each Mortgagor hereby agrees to indemnify, protect, defend and hold harmless the Mortgagee against all claims, actions, liabilities, judgments, costs, charges and attorneys’ fees made against or incurred by it, based on an assertion that it received Revenues or Hydrocarbon Proceeds claimed by third persons either before or after the payment in full of the Secured Indebtedness; provided that no person shall be entitled under this paragraph to receive indemnification for that portion, if any, of any losses, costs, expenses and liabilities which are caused by such person’s, or such person’s agents’, employees’, officers’, directors’, partners’, trustees or advisors’, gross negligence, fraud, or willful misconduct. Mortgagee shall have the right to defend against any such claims, actions and judgments, employing its attorneys therefor, and if it is not furnished with reasonable indemnity, it shall have the right to compromise and adjust any such claims, actions and judgments. Each Mortgagor agrees to indemnify, protect, defend and hold harmless the Mortgagee against any and all such claims, judgments, costs, charges and reasonable attorney’s fees as may be paid in any judgment, release or discharge thereof or as may be adjudged against the Mortgagee. Each Mortgagor hereby appoints Mortgagee as its attorney-in-fact to pursue any and all rights of such Mortgagor to liens, security interests and other rights in the Mortgaged Property. Each Mortgagor hereby further transfers and assigns to Mortgagee any and all such liens, security interests and other rights of such Mortgagor attributable to its interest in the Mortgaged Property and Revenues and Hydrocarbon Proceeds arising under or created by any applicable Law. The power of attorney granted to Mortgagee in this Section 7.3, being coupled with an interest, shall be irrevocable so long as the Secured Indebtedness or any part thereof remains unpaid. Notwithstanding the foregoing, Mortgagors will have no obligation to indemnify Mortgagee for any claims, actions, liabilities, judgments, costs, charges and attorney’s fees arising out of the gross negligence or willful misconduct by Mortgagee.

Section 7.4           Failure of Payments. Should any purchaser or other party taking the production from the Mortgaged Property or owing payment to any Mortgagor fail to make prompt payment to Mortgagee in accordance with this Assignment, Mortgagee shall, if permitted by Law and applicable contractual relations, have the right at Mortgagors’ expense to demand a change of connection and to designate another purchaser or other party with whom a new connection may be made, without any liability on the part of Mortgagee in making such selection, so long as ordinary care is used in the making thereof; and failure of Mortgagors to consent to and promptly effect such change of connection shall constitute an Event of Default hereunder.

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Section 7.5          Receiving, Holding Monies. Each Mortgagor authorizes and empowers Mortgagee to receive, hold and collect all sums of money paid to Mortgagee in accordance with this Assignment, and to apply the same as hereinafter provided, all without any liability or responsibility on the part of Mortgagee, save and except as to good faith in so receiving and applying such sums. All payments provided for in this Assignment shall be paid promptly to Mortgagee, and Mortgagee may apply the same or so much thereof as provided under the ISDA and following an Event of Default, as it elects to the payment of the Secured Indebtedness, application to be made in accordance of Section 6.09 hereof, regardless of whether the application so made shall exceed the payments of principal and interest then due on the Secured Indebtedness, but in no event in excess of the total Secured Indebtedness outstanding. After such application has been so made by Mortgagee, the balance of any such payment or payments remaining shall be paid to Mortgagors. Mortgagee agrees to give Mortgagors written notice simultaneously with its notice to the purchaser that such payments are to be paid to Mortgagee in accordance with the terms of this Article.

Section 7.6           Right to Possess, Operate. The parties agree that if payments provided for by this Assignment are less than the sum or sums then due on the Secured Indebtedness, such sum or sums then due shall nevertheless be paid by Mortgagors in accordance with the provisions of the ISDA Documents evidencing the Secured Indebtedness, and neither this Assignment nor any provisions hereof shall in any manner be construed to affect the terms and provisions of such ISDA Documents. Likewise, neither this Assignment nor any provisions hereof shall in any manner be construed to affect the liens, security interests, other rights, title and remedies herein granted securing the Secured Indebtedness or Mortgagors’ liability therefor. The rights under this Assignment are cumulative of all other rights, remedies, and powers granted under this Mortgage, and are cumulative of any other security which Mortgagee now holds or may hereafter hold to secure the payment of the Secured Indebtedness.

Section 7.7           Remittance of Monies. Should any Mortgagor receive any of the proceeds which under the terms hereof should have been remitted to Mortgagee, such Mortgagor will promptly remit same in full to Mortgagee.

Section 7.8           No Liability. Mortgagee shall not be liable for any failure to collect, or for any failure to exercise diligence in collecting, any funds assigned hereunder. Mortgagee shall be accountable only for funds actually received.

Section 7.9           Unconditional. Each Mortgagor hereby acknowledges that this Assignment is intended to be presently, unconditionally and immediately effective subject to the terms of this Mortgage. Furthermore, each Mortgagor agrees that Mortgagee is not required to assert any affirmative act, including the institution of any legal proceedings, to enforce this Assignment.

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Article VIII

ADDITIONAL REMEDIES

Section 8.1           Mortgagee May Act. If any Mortgagor should fail to comply with any of the covenants or obligations of Mortgagors hereunder, then Mortgagee may perform the same for the account and at the expense of Mortgagors but shall not be obligated so to do, and any and all reasonable out-of-pocket expenses incurred or paid in so doing shall be payable by Mortgagors to Mortgagee, with interest at the rate agreed upon in the ISDA Documents, from the date when same was so incurred or paid, and the amount thereof shall be payable on demand and shall be secured by and under this Mortgage, and the amount and nature of such expense and the time when paid shall be presumptively established by the affidavit of Mortgagee or any officer or agent thereof; provided, however, that the exercise of the privileges granted in this Section 8.1 shall not be considered or constitute a waiver of the right of Mortgagee upon the occurrence and continuance of an Event of Default hereunder to declare the Secured Indebtedness at once due and payable but shall be cumulative of such right and all other rights herein given.

Article IX

MISCELLANEOUS

Section 9.1           Articles, Etc. This Mortgage, for convenience only, has been divided into Articles and paragraphs, and it is understood that the rights, powers, privileges, duties and other legal relations of the Mortgagors and the Mortgagee, shall be determined from this Mortgage as an entirety and without regard to the aforesaid division into Articles and paragraphs and without regard to headings prefixed to such Articles.

Section 9.2           Successors and Assigns. The terms used to designate any of the parties herein shall be deemed to include the successors and assigns of such parties; the term “successors” shall include the heirs, trustees and legal representatives; and the term “Mortgagee” shall also include any lawful owner, holder or pledgee of any Secured Indebtedness. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and the plural shall likewise be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

Section 9.3           Assignment. Without the prior written consent of Mortgagee, no Mortgagor may assign any rights, duties or obligations hereunder. In the event of an assignment or pledge of all or part of the Secured Indebtedness by Mortgagee in accordance with the ISDA Documents, the assignee shall be entitled to all the rights, privileges and remedies granted in this Mortgage to Mortgagee. The covenants and agreements herein contained by or on behalf of Mortgagors shall bind Mortgagors and Mortgagors’ successors or permitted assigns and all persons who become bound as a mortgagor to this Mortgage and shall inure to the benefit of Mortgagee and its successors and assigns, and the covenants and agreements herein contained shall constitute covenants running with the land.

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Section 9.4           Amendments and Supplements. It is contemplated by the parties hereto that from time to time additional interests and properties may or will be added to the interests and properties on Exhibit A-1 and Exhibit A-2 attached hereto by means of supplements or amendments identifying this Mortgage and describing such interests and properties to be so added and included, and upon the execution of any such supplements or amendments, liens, security interests, other rights, titles and interests created herein shall immediately attach to and be effective as of the date of such supplemental indenture in respect to any such interests and properties so described, and the same being included in the term “Mortgaged Property,” as used herein. This Mortgage, and any provisions hereof, may be modified or amended only by an agreement in writing signed by Mortgagors and Mortgagee.

Section 9.5           Multiple Effect. This Mortgage shall be deemed, and may be enforced from time to time, as a chattel mortgage, real estate mortgage, deed of trust, security agreement, assignment or contract, or as one or more thereof.

Section 9.6           Fixtures. Without in any manner limiting the generality of any of the foregoing hereof, some portions of the Personal Property described hereinabove are or are to become fixtures on the Lands or Lands Associated with Pipeline described herein or to which reference is made herein. In addition, the security interest created hereby under applicable provisions of the UCC attaches to minerals, including oil, gas and other As-extracted collateral, or accounts resulting from the sale thereof, at the wellhead or minehead located on the Lands or Lands Associated with Pipelines.

Section 9.7           Financing Statements. This Mortgage may be filed as provided in the UCC relating to the perfecting of security interests in fixtures and As-extracted collateral. In this connection, this instrument may also be presented to a filing officer under the UCC to be filed in the county real estate or official public records as a Financing Statement covering fixtures and As-extracted collateral, pursuant to Section 9-502 of the UCC. For purposes of filing this Mortgage as a financing statement, the addresses for each Mortgagor, as the debtor, and Mortgagee, as the secured party, are as set forth hereinabove. The organizational number for AEEC is C17822-2003, and the organizational number for AMZG is E0181062007-5.

Section 9.8           Multiple Counterparts. For the convenience of the parties, this Mortgage may be executed in multiple counterparts. For recording purposes, various counterparts have been executed and there may be attached to each such counterpart an Exhibit A-1 and Exhibit A-2 containing only the description of the Mortgaged Property, or portions thereof, which relates to the county or state in which the particular counterpart is to be recorded. A complete, original counterpart of this Mortgage with a complete Exhibit A-1 and Exhibit A-2 may be obtained from the Mortgagee. Each of the counterparts hereof so executed shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Mortgage.

Section 9.9           No Waivers. The failure or delay of Mortgagee to file or give any notice as to this Mortgage, or to exercise any right, remedy or option to declare the maturity of the principal debt, or any other sums hereby secured, or the payment by Mortgagee of any taxes, liens, charges or assessments, shall not be taken or deemed a waiver of any rights to exercise such right or option or to declare any such maturity as to any past or subsequent violations of any of such covenants or stipulations, and shall not waive or prejudice any liens, security interests and other rights hereunder. Mortgagee’s failure to exercise any rights, remedies or options hereunder shall not constitute a waiver or prejudice the exercise of other rights or remedies existing hereunder.

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Section 9.10         Controlling Provisions. In the event of a conflict between the terms and provisions of this Mortgage and those of the ISDA, the terms and provisions of the ISDA shall govern and control.

Section 9.11        Benefits Conferred.  By Mortgagee’s acceptance of this Mortgage, Mortgagee acknowledges and accepts the benefits conferred on Mortgagee and agrees to be bound by the agreements of Mortgagee set forth herein.

Section 9.12         Interest. Mortgagors and Mortgagee intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties stipulate and agree that none of the terms and provisions contained in this Mortgage or any other ISDA Document shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither Mortgagors nor any other persons now or hereafter becoming liable for payment of the Secured Indebtedness shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect. Mortgagee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Secured Indebtedness is accelerated. If (a) the maturity of any Secured Indebtedness is accelerated for any reason, (b) any Secured Indebtedness is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Mortgagee or any other holder of any or all of the Secured Indebtedness shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Secured Indebtedness to an amount in excess of that permitted to be charged by applicable Law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Secured Indebtedness or, at Mortgagors’ or such holder’s option, promptly returned to Mortgagors or the other payor thereof upon such determination. In determining whether or not the interest paid or payable under any specific circumstance exceeds the maximum amount permitted under applicable Law, Mortgagors or Mortgagee (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (x) characterize any non principal payment as an expense, fee or premium rather than as interest, (y) exclude voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Secured Indebtedness in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law.

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Section 9.13         Defense of Claims. Mortgagors will notify the Mortgagee, in writing, promptly of the commencement of any legal proceedings materially adversely affecting or which could materially adversely affect the liens, security interests and other rights hereof or the status of or title to the Mortgaged Property, or any part thereof, and will take such action, employing attorneys agreeable to the Mortgagee, as may be necessary to preserve the Mortgagors’ and the Mortgagee’s rights affected thereby; and should the Mortgagors fail or refuse to take any such action, the Mortgagee may take such action on behalf and in the name of the Mortgagors and at the Mortgagors’ expense. Moreover, the Mortgagee may take such independent action in connection therewith as it may in its discretion deem proper without any liability or duty to the Mortgagors except to use ordinary care, the Mortgagors hereby agreeing that all sums advanced or all expenses incurred in such actions, will, on demand, be reimbursed to the Mortgagee or any receiver appointed hereunder.

Section 9.14         Renewals, Amendments and Other Security. Renewals and extensions of the Secured Indebtedness may be given at any time and amendments may be made to the Mortgage and the other ISDA Documents, and the Mortgagee may take or may hold other security for the Secured Indebtedness without notice to or consent of the Mortgagors. The Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a first lien and security interest upon the Mortgaged Property not expressly released until all Secured Indebtedness secured hereby is fully paid.

Section 9.15         Instrument as an Assignment, Etc. This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, pledge, or security agreement, and from time to time as any one or more thereof.

Section 9.16         Unenforceable or Inapplicable Provisions. If any provision of this Mortgage or in any other ISDA Document is invalid or unenforceable in any jurisdiction, the other provisions hereof or of any other ISDA Document shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to any Law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

Section 9.17        Waiver of Covenants by Mortgagee. Any and all covenants in this Mortgage may from time to time by instrument in writing signed by the Mortgagee be waived to such extent and in such manner as the Mortgagee may desire, but no such waiver shall ever affect or impair the Mortgagee’s rights and remedies or liens, security interests and other rights hereunder, except to the extent specifically stated in such written instrument.

Section 9.18         Notices. Whenever this Mortgage requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, or demand must be in writing to be effective and shall be delivered as required under the ISDA.

Section 9.19         Drafting of Mortgage. Each Mortgagor declares that it has contributed to the drafting of this Mortgage or has had the opportunity to have it reviewed by its counsel before signing it and agrees that it has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates.

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Section 9.20         Governing Law. This Mortgage shall be governed by the substantive laws of the State of North Dakota (and where applicable, the United States of America) regarding the validity, construction, enforcement and interpretation of the terms hereof, unless the laws of another state shall mandatorily apply.

Section 9.21         WAIVER OF JURY TRIAL.  EACH OF MORTGAGORS AND MORTGAGEE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED THEREBY.  EACH OF MORTGAGORS AND MORTGAGEE (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE ENTERED INTO THIS MORTGAGE, IN RELIANCE ON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS PROVISION.

Section 9.22         Termination. This Mortgage, including the grant of a lien hereunder and all of Mortgagee’s rights, powers and remedies in connection therewith, will remain in full force and effect regardless of whether the liability of any other obligor may have ceased, or irrespective of the validity or enforceability of any other instrument executed in connection with the Secured Indebtedness, and notwithstanding the reorganization, incapacity or bankruptcy of any obligor, or the reorganization, or bankruptcy of any Mortgagor, or any other event or proceeding affecting any Mortgagor or any obligor, but shall terminate and be of no further force and effect (other than the indemnity obligations and other continuing obligations hereunder and under the other ISDA Documents that survive) upon the earlier of (A) the date Mortgagee has executed a written release or termination statement regarding this Mortgage and (B) the date when all Secured Indebtedness has been indefeasibly paid in full and the ISDA has terminated.

Section 9.23         Carry Agreement. Specific reference is hereby made to that certain Carry Agreement dated April 16, 2012, but effective as of January 1, 2012, by and between Mortgagors and NextEra Energy Gas Producing, LLC, a Delaware limited liability company (“NEGP”), as amended by that certain First Amendment to Carry Agreement dated as of July 15, 2012, but effective as of August 1, 2012 (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Carry Agreement”).  Mortgagors and Mortgagee hereby acknowledge that the Carry Agreement relates to and affects certain Subject Interests covered by this Mortgage (the “Carried Interests”). Mortgagee acknowledges that, from time to time, the Mortgagors’ Working Interests and the Net Revenue Interests in and to the Carried Interests may be subject to fluctuation based on before payout and after payout status pursuant to the terms and provisions of the Carry Agreement. Mortgagee also acknowledges that Mortgagors may be required to assign a portion of each such Mortgagor’s Working Interest and Net Revenue Interest, from time to time, to NEGP in or to the Carried Interest.  To the extent Mortgagors are required to make any such assignment to NEGP, Mortgagee disclaims any lien, security interest or other interest under this Mortgage in and to any such assigned interest in the Carried Interests; provided that Mortgagee does not consent to Mortgagors amending or otherwise modifying any terms under the Carry Agreement in its form as of the Effective Date, and any amendment or modification, without Mortgagee’s consent, shall be null and void as to Mortgagee.

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Section 9.24         Final Agreement. THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

MORTGAGE-COLLATERAL REAL ESTATE MORTGAGE

THE PARTIES AGREE THAT THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION AND REVENUE CONSTITUTES A COLLATERAL REAL ESTATE MORTGAGE PURSUANT TO NORTH DAKOTA CENTURY CODE CHAPTER 35-03.

DEFICIENCY JUDGMENT

THE MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION AND REVENUE GRANTED HEREBY COVERS COMMERCIAL REAL PROPERTY AS DEFINED IN NORTH DAKOTA CENTURY CODE SECTION 32-19-06.1 AND THEREFORE THE MORTGAGEE HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT A DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE REAL PROPERTY MORTGAGED HEREBY UNDER APPLICABLE LAW.

[Signatures and acknowledgments appear on following pages.]

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EXECUTED as of the date set forth in the notary blocks below, but effective for all purposes as of the Effective Date.

MORTGAGORS/DEBTORS:

AMERICAN EAGLE ENERGY CORPORATION,
a Nevada corporation

By:
Brad Colby
President

AMZG, INC.,
a Nevada corporation

By:
Brad Colby
President

(Signature Page to Mortgage)

ACKNOWLEDGMENTS

STATE OF COLORADO	)
	)	ss
COUNTY OF ARAPAHOE	)

On this ___ day of December in the year 2012, before me, personally appeared Brad Colby, President of American Eagle Energy Corporation, a Nevada corporation, the corporation that is described in and that executed the within instrument, and acknowledged to me that such corporation executed the same.

NOTARY PUBLIC IN AND FOR
THE STATE OF _____________

STATE OF COLORADO	)
	)	ss
COUNTY OF ARAPAHOE	)

On this ___ day of December in the year 2012, before me, personally appeared Brad Colby, President of AMZG, Inc., a Nevada corporation, the corporation that is described in and that executed the within instrument, and acknowledged to me that such corporation executed the same.

NOTARY PUBLIC IN AND FOR
THE STATE OF _____________

(Acknowledgement Page to Mortgage)

EXHIBIT A-1

TO MORTGAGE

Oil and Gas Properties

EXHIBIT A-2

TO MORTGAGE

Pipelines

All rights, titles and interests of Mortgagors in all existing and future pipelines, gathering systems and other transportation assets, and all assets, equipment, rights and interests related thereto located on the Mortgaged Property described on Exhibit A-1.